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                                                           Exhibit 8.1
                                [Tax Opinion]


                 [Letterhead of Wachtell, Lipton, Rosen & Katz]


                              February 13, 2003




Dreyer's Grand Ice Cream, Inc.
5929 College Ave.
Oakland, CA 94618

Ladies/Gentlemen:

     Reference is made to the Registration Statement on Form S-4, as amended (the "Registration Statement"), and the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") that forms part of the Registration Statement of New December, Inc., a Delaware corporation (to be renamed Dreyer's Grand Ice Cream Holdings, Inc.) ("New Dreyer's"), filed with the Securities and Exchange Commission in connection with, among other matters, the proposed merger ("Merger") of December Merger Sub, Inc., a Delaware corporation ("Merger Sub") with and into Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's") pursuant to the Agreement and Plan of Merger and Contribution, dated as of June 16, 2002 (as amended on October 25, 2002 and on February 5, 2003, the "Agreement"), by and among, Dreyer's, New Dreyer's, Merger Sub, Nestle Holdings, Inc., a Delaware corporation ("Nestle"), and NICC Holdings, Inc., a Delaware corporation and wholly owned indirect subsidiary of Nestle ("Contributing Sub").

     For purposes of our opinion, we have relied, with the consent of New Dreyer's, Dreyer's and Nestle, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the Officers' Certificates of New Dreyer's, Dreyer's and Nestle dated the date hereof, and have assumed that such statements and representations are and will remain complete and accurate through the Effective Date (as defined in the Agreement), and that all representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement (other than our opinion concerning United States federal income tax

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Dreyer's Grand Ice Cream, Inc.
February 13, 2003
Page 2


consequences in the section entitled "Material United States Federal Income Tax Consequences").

      We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement/Prospectus (and no transaction or condition found therein and material to this opinion will be waived by any party); (ii) the transactions will be reported by New Dreyer's, Dreyer's, Nestle and Contributing Sub on their respective federal income tax returns in a manner consistent with the opinion set forth below.

      We have participated in the preparation of the discussion set forth in the section entitled "Material United States Federal Income Tax Consequences" and such discussion is our opinion, based upon and subject to assumptions, limitations and conditions contained therein, of the expected material United States federal income tax consequences of the Merger to the U.S. shareholders of Dreyer's.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to us in the Proxy Statement/Prospectus under the caption "Material United States Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

      Our opinion relates solely to material United States federal income tax consequences of the Merger with respect to certain U.S. shareholders of Dreyer's and no opinion is expressed as to the tax consequences to United States shareholders of Dreyer's under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax.

      We are furnishing this opinion to you in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose.

                                          Very truly yours,


                                     /s/ Wachtell, Lipton, Rosen & Katz